UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2014

GSE Holding, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35382	77-0619069
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19103 Gundle Road Houston, TX 77073
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 443-8564

(Former name or former address, if changed since last report.)
________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On March 13, 2014, GSE Holding, Inc. (the “Company”) and certain of its affiliates, including GSE Environmental, Inc. (collectively with the Company, the “Credit Parties”), entered into a limited waiver and third amendment (the “Priming Facility Amendment”) to their secured revolving super priority credit facility with General Electric Capital Corporation (the “Agent”) and the other financial institutions party thereto (as amended from time to time, the “Priming Facility”).  On March 13, 2014, the Credit Parties entered into a tenth amendment (the “First Lien Credit Facility Amendment”) to their first lien senior secured credit facility with the Agent and the other financial institutions party thereto (as amended from time to time, the “First Lien Credit Facility”).

Pursuant to the Priming Facility Amendment, the lenders have agreed to eliminate the Priming Facility’s requirement of an interest reserve, the result of which provides an additional $1.3 million of liquidity for the Company.

As previously disclosed and pursuant to the Priming Facility and the First Lien Credit Facility, the Company has agreed to pursue a sale process to sell the Company and use the proceeds to repay its indebtedness. Among other things, the Priming Facility Amendment extends the deadline for the completion of an acceptable sale from March 30, 2014 to April 30, 2014, while the First Lien Credit Facility Amendment extends the deadline for the completion of an acceptable sale from March 30, 2014 to April 21, 2014. The failure to meet these deadlines would result in an event of default under one or both of the Priming Facility and the First Lien Credit Facility.

There can be no assurance that the Company can conclude an acceptable sale and that, if a sale is completed, the Company’s creditors will receive payment in full or the Company’s stockholders will receive any recovery in connection with the sale process.

The foregoing descriptions of the Priming Facility Amendment and the First Lien Credit Facility Amendment are summaries of the terms of such amendments and are qualified in their entirety by the text of the Priming Facility Amendment and the First Lien Credit Facility Amendment, copies of which are being filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

On March 14, 2014, the Company issued a press release announcing the Priming Facility Amendment and the First Lien Credit Facility Amendment. A copy of this press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements may include words such as “anticipate,” “believe,” “expect,” “intend,” “may” and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future financial performance or other events. Such forward-looking statements are subject to certain risks and uncertainties, including the outcome of the Company’s sale process, the values placed upon the Company by third parties in the sale process, whether the Company’s creditors will receive payment in full or the Company’s stockholders will receive any recovery in connection with the sale process, whether the Company is able to satisfy any conditions to funding under the Priming Facility, whether a trading market for the Company’s common stock will exist on the OTCQB Marketplace and other factors disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including those described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, the Company disclaims any obligation to publicly update such statements.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Limited Waiver and Third Amendment to First Lien Revolving Credit Agreement, dated March 13, 2014, by and among GSE Environmental, Inc., General Electric Capital Corporation and the other parties thereto.

10.2	Tenth Amendment to First Lien Credit Agreement, dated March 13, 2014, by and among GSE Environmental, Inc., General Electric Capital Corporation and the other parties thereto.

99.1	Press release dated March 14, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE Holding, Inc.

Date: March 14, 2014                                                                   By:  /s/ Daniel C. Storey
Name: Daniel C. Storey
Title:   Senior Vice President and Chief Financial Officer